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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:45 AM 06/14/1995
  950131633 - 2515835


                         CERTIFICATE OF INCORPORATION
                                      OF

                              CRYSTALLINK CORP.
                                 ************

    FIRST.    The name of the corporation is CrystalLink Corp.
(the "Corporation").

    SECOND.   The address of its registered office in the State of Delaware is
32 Loockerman Square, Suite L-100, in the city of Dover, Kent County, Delaware 19904. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

    THIRD.    The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH.   The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock with a par value of $0.01 per share.

    FIFTH.    The Corporation is to have perpetual existence.

    SIXTH.    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

    A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

    B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

    C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.


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    SEVENTH.  The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    EIGHTH.   The Corporation reserves the right to amend or repeal any
provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein and granted subject to this reservation.

    NINTH.    The name and mailing address of the sole incorporator is as follows:


    Name                                         Mailing Address
    ----                                         ---------------

    Roy D. Edelstein                             Testa, Hurwitz & Thibeault
                                                 53 State Street
                                                 Exchange Place
                                                 Boston, Ma 02109



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     I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of June, 1995.



                                            /s/ Roy D. Edelstein
                                            --------------------------
                                               Roy D. Edelstein
                                               Sole Incorporator